UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2026

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Horizon Way Building N
Deerfield, Illinois		60015-3888
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Fortune Brands Innovations, Inc. (the “Company”) 2026 Annual Meeting of Stockholders held on May 5, 2026 (the "Annual Meeting"), the Company’s stockholders approved two separate proposals to amend the Company's Amended and Restated Certificate of Incorporation, as described in Proposals 4 and 5 of the Company's definitive Proxy Statement filed with the Securities and Exchange Commission on March 30, 2026 (the "Proxy Statement"), and which had previously been approved by the Company’s Board of Directors subject to stockholder approval. On May 6, 2026, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation, the form of which was included as Appendix B to the Company's definitive Proxy Statement. Our Board also approved a corresponding amendment to the Bylaws to eliminate the supermajority vote requirement for shareholders to amend the Bylaws and replaced that provision with the default voting standard under the Delaware General Corporation Law, which became effective on May 6, 2026.

A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 and a copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and each are incorporated by reference in this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders voted on the following matters: (i) the election of three director nominees to serve as Class III directors for a term of three years expiring at the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for 2026; (iii) the approval, on an advisory basis, of the compensation paid to the Company's named executive officers; (iv) the approval of an Amended and Restated Certificate of Incorporation to remove all supermajority voting provisions; (v) the approval of an Amended and Restated Certificate of Incorporation to eliminate the classified Board structure over a three-year period; and (vi) an advisory vote to approve a stockholder proposal to declassify the Board of Directors. The voting results for each of these proposals were as follows:

Proposal 1: The election of three Class III director nominees for a three-year term expiring at the 2029 Annual Meeting of Stockholders

Director Nominee Name	For	Against	Abstain	Broker Non-Votes
Brendan M. Foley	93,181,915	10,162,101	167,834	8,153,502
A. D. David Mackay	81,830,264	21,540,293	141,293	8,153,502
Stephanie L. Pugliese	84,384,756	18,925,390	201,704	8,153,502

Proposal 2: The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026

For	Against	Abstain
111,127,330	455,902	82,120

Proposal 3: An advisory vote to approve compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
75,392,504	27,824,095	295,251	8,153,502

Proposal 4: The approval of an Amended and Restated Certificate of Incorporation to remove all supermajority vote provisions

For	Against	Abstain	Broker Non-Votes
102,765,813	397,200	348,837	8,153,502

Proposal 5: The approval of an Amended and Restated Certificate of Incorporation to eliminate the classified Board structure over a three-year period

For	Against	Abstain	Broker Non-Votes
102,803,209	330,426	378,215	8,153,502

Proposal 6: An advisory vote to approve a stockholder proposal to declassify the Board of Directors*

For	Against	Abstain	Broker Non-Votes
76,566,508	21,392,309	5,260,750	8,408,850

* In addition, there were 36,935 shares present, represented by proxy and entitled to vote on this proposal for which no voting directions were indicated. As our Board of Directors elected to make no recommendation with respect to this proposal, the proxyholders did not vote these shares on this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Fortune Brands Innovations, Inc., effective May 6, 2026.
3.2	Amended and Restated Bylaws of Fortune Brands Innovations, Inc., effective May 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS INNOVATIONS, INC.

Date:	May 7, 2026	By:	/s/ Hiranda S. Donoghue
Hiranda S. Donoghue Executive Vice President, Chief Legal Officer and Corporate Secretary